UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2017
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

CSRA Inc. (“CSRA” or the “Company”) is announcing that it is changing the way it calculates adjusted diluted earnings per share (“Adjusted diluted EPS”) and Adjusted EBITDA for our filings with the Securities and Exchange Commission (“SEC”) and other equity market communications. These measures are non-GAAP financial measures, meaning that they are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company is filing this Current Report on Form 8-K in order to illustrate, on a retrospective basis, the effect of these changes. In addition, we believe that providing these measures on a historical basis may help the financial community to understand the recent historical performance of CSRA and to assess the underlying trends in the business. Refer to the Basis of Presentation, included in the Reconciliation of Certain Non-GAAP Financial Measures attached as Exhibit 99.1, for an explanation of the changes to the calculation of these measures, why the Company has made these changes, and how these measures differ from our results presented under GAAP and from these measures as previously calculated. This information does not amend or restate the Company's audited financial statements.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Reconciliation of Certain Non-GAAP Financial Measures

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2017
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary